Exhibit 10.1

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO THE INVESTMENT ADVISORY AGREEMENT (this “Amendment”), effective as of May 22, 2017, is entered into by and between Flat Rock Capital Corp., a Maryland corporation (the “Company”), and Flat Rock Global, LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Company and the Adviser are parties to that certain Investment Advisory Agreement, dated May 16, 2017 (the “Advisory Agreement”); and

WHEREAS, the Company and the Adviser desire to amend the Advisory Agreement in order to revise Section 2 of the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(a)         Amendment to Section 2(b).

Section 2(b) is hereby amended and restated in its entirety as follows:

(b)         Costs. Subject to the limitation on reimbursement of Flat Rock Global as set forth in Section 2(c) below, the Company, either directly or through reimbursement to Flat Rock Global, shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to:

(i)            the cost of calculating the Company’s Shares net asset value, including the cost of any third-party valuation services;

(ii)           the cost of effecting sales and repurchases of the Shares and other securities;

(iii)          management and incentive fees payable to Flat Rock Global pursuant to this Agreement;

(iv)          transfer agent and custodial fees;

(v)           fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events);

(vi)          federal and state registration fees;

(vii)         federal, state and local taxes;

(viii)        interest payable on debt, if any, incurred to finance the Company’s investments;

(ix)          the fees and expenses of any member of the Board who is not an interested person (as defined in the 1940 Act) of the Adviser or a Sub-Adviser;

(x)           brokerage commissions for the Company’s investments;

(xi)          costs of proxy statements; stockholders’ reports and notices;

(xii)         costs associated with the Company’s reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

(xiii)        fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

(xiv)        direct costs such as printing, mailing, long distance telephone and staff costs; and

(xv)         fees and expenses associated with independent accountants, independent and internal audit, and outside legal costs; and

(xvi)        all other offering expenses incurred by Flat Rock Global in performing its obligations.

(b)         Amendment to Section 2(c). Section 2(c) is hereby amended by inserting the words “organization and” immediately before “offering expenses” in the first sentence of Section 2(c).

(c)          Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Advisory Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Advisory Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date above written.

FLAT ROCK CAPITAL CORP.

By:	/s/ Robert K. Grunewald
Robert K. Grunewald
Chief Executive Officer

FLAT ROCK GLOBAL, LLC,

By:	/s/ Richard A. Petrocelli
Richard A. Petrocelli
Chief Financial Officer